Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Report on Form 10-Q of Rural Cellular Corporation for the quarter ended September 30, 2004, we, Richard P. Ekstrand, President and Chief Executive Officer of Rural Cellular Corporation, and Wesley E. Schultz, Executive Vice President and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Form 10-Q for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-Q for the quarter ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Rural Cellular Corporation.

Date: November 15, 2004	/s/ Richard P. Ekstrand

Richard P. Ekstrand
President and Chief Executive Officer

Date: November 15, 2004	/s/ Wesley E. Schultz

Wesley E. Schultz
Executive Vice President and Chief Financial
Officer

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